UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2011

OPLINK COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-31581 (Commission File Number)	77-0411346 (I.R.S. Employer Identification No.)

46335 Landing Parkway
Fremont, California 94538
(Address of principal executive offices)    (Zip code)

(510) 933-7200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.          Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on November 9, 2011 in Fremont, California.  Of the 19,388,725 shares outstanding as of the record date, 17,716,303 shares (approximately 91.37%) were present or represented by proxy at the meeting.  The results of the voting on the matters submitted to the stockholders were as follows:

Proposal One – Election of Directors.

Oplink’s stockholders approved the election of two Class II directors to Oplink’s Board of Directors by the following votes:

Name	For	Withheld	Abstain	Withheld from Director
Chieh Chang	12,499,110	3,090,360	N/A	2,601,768
Hua Lee	15,100,793	488,677	N/A	85

Proposal Two – Ratification of Appointment of Independent Registered Accounting Firm.

Oplink’s stockholders ratified the appointment of Burr Pilger Mayer Inc. as the independent registered public accountants of the Company for the fiscal year ending June 30, 2012.

For	Against	Abstain	Not Voted
17,649,314	58,620	8,369	1,672,422

Proposal Three – Advisory Vote on Executive Compensation

The stockholders cast their votes with respect to the advisory vote on Oplink’s executive compensation as follows:

For	Against	Abstain	Not Voted
15,146,059	415,505	27,906	3,799,255

Proposal Four – Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

The stockholders cast their votes with respect to the advisory vote on the frequency of future advisory votes on Oplink’s executive compensation as follows:

1 Year	2 Years	3 Years	Abstain	Not Voted
14,089,973	43,250	1,448,320	7,927	3,799,255

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPLINK COMMUNICATIONS, INC.

Date: November 15, 2011	By:	/s/ Stephen M. Welles
Name: Stephen M. Welles
Title: Vice President and General Counsel